UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 7, 2022

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) is being filed to amend the Current Report on Form 8-K of Lipocine Inc. (the “Company”) filed on January 21, 2022 (the “Original 8-K”), regarding the appointment of Krista Fogarty as the Company’s Principal Accounting Officer. The Amendment updates certain disclosures in the Original 8-K to provide information relating to Ms. Fogarty’s compensation, which was determined after the filing of the Original 8-K. The disclosure contained in Item 5.02 of the Original 8-K is hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Principal Accounting Officer Employment Agreement

As previously disclosed, on January 19, 2022, the Board of Directors of the Company appointed Krista Fogarty, the Company’s Corporate Controller, to also serve as the Principal Accounting Officer of the Company.

On March 7, 2022, the Company entered into an Employment Agreement (the “Employment Agreement”) with Ms. Fogarty providing for the terms of her service as Principal Accounting Officer, including compensation. Under the Employment Agreement, Ms. Fogarty will receive an initial base salary of $235,000 per year. Ms. Fogarty will be eligible for an annual discretionary bonus of up to 25% of her base salary, or such higher amount as may be determined in the discretion of the Company’s Board of Directors.

In the event Ms. Fogarty’s employment is terminated by the Company without cause (as defined in the Employment Agreement), or if she resigns for good reason (as defined in the Employment Agreement), Ms. Fogarty will be eligible to receive certain severance benefits, including a severance payment equal to twenty-six weeks of her base salary and six months accelerated vesting of her outstanding equity interests in the Company. If her termination without cause or resignation for good reason occurs as a result of or immediately prior to a change in control (as defined in the Employment Agreement), Ms. Fogarty will be eligible to receive a severance payment equal to sum of (i) fifty-two weeks of her base salary and (ii) a target bonus equal to the product of her base salary and her annual bonus percentage target in effect immediately prior to such separation, and all of her outstanding equity interests will vest and become immediately exercisable. Ms. Fogarty’s receipt of any severance benefits will be subject to her execution and non-revocation of a separation agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Employment Agreement between Krista Fogarty and Lipocine Inc. dated March 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	March 7, 2022	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer